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                                  EXHIBIT 4.1
                  STOCK OPTION AGREEMENT WITH EMILY M. LIGGETT

                          CAPSTONE TURBINE CORPORATION
                  STOCK OPTION AGREEMENT WITH EMILY M. LIGGETT


      This Stock Option Agreement with Emily M. Liggett (the "Stock Option Agreement") is entered into as of November 21, 2002 to attract and retain Emily
M. Liggett for the position of Interim Chief Operating Officer of Capstone Turbine Corporation (the "Company"). This Stock Option Agreement constitutes a plan separate from the Capstone Turbine Corporation 2000 Equity Incentive Plan (as such plan has been and may be amended from time to time, the "2000 Plan") for all purposes, including with respect to the Company's filing obligations under the Securities Act of 1933, as amended ("Securities Act") on Form S-8. Although the Option (as defined below) granted hereunder is not granted under the 2000 Plan, it shall be governed by terms and conditions identical to those under the 2000 Plan as it exists on the date of this Stock Option Agreement, as further provided herein.

      All capitalized terms used in this Stock Option Agreement without definition shall have the meanings ascribed to such terms in the 2000 Plan.

I.    NOTICE OF STOCK OPTION GRANT

Emily M. Liggett
281 Greenoaks Drive
Atherton, CA  94027

      You, Emily M. Liggett ("Optionee"), have been granted an option (the "Option") to purchase shares of Common Stock of the Company, subject to the terms and conditions of the 2000 Plan and this Stock Option Agreement. The terms of your grant are set forth below:

        Date of Grant:                           November 21, 2002

        Vesting Commencement Date:               November 21, 2002

        Exercise Price per Share:                $1.01 per Share

        Total Number of Shares Granted:          3,840,000

        Total Exercise Price:                    $3,878,400.00

        Type of Option:                          Non-qualified stock option

        Term:                                    10 years

        Expiration Date:                         November 21, 2012
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      Exercise and Vesting Schedule:

      The Shares (as defined below) subject to this Option shall vest according to the following schedule:

      1/48th of the Shares subject to the Option (rounded down to the next whole number of shares) shall vest each month following the Vesting Commencement Date on the same day of such month as the Vesting Commencement Date, so that all of the Shares shall be vested on the same day of the month as the Vesting Commencement Date of the forty-eighth (48th) month following the Vesting Commencement Date. In addition, if Optionee's employment terminates the Option shall also vest as to a number of Shares pro-rated based on the number of days worked since the day in the previous month on which Shares vested.

      Optionee agrees to be bound by the terms of the Option as set forth in this Stock Option Agreement. Optionee hereby acknowledges receipt of a copy of the official prospectus for the 2000 Plan. A copy of the 2000 Plan is available upon request made to the Corporate Secretary at the Company's principal offices at 21211 Nordhoff Street, Chatsworth, California 91311.

      Termination Period:

      The Option shall terminate on the Expiration Date; provided, however, that if Optionee ceases to be a Service Provider prior to the Expiration Date, then the Option shall terminate earlier pursuant to Sections 5, 6, 7 and 8 of Article II below.

II.   AGREEMENT

      1. Grant of Option. The Company hereby grants to the Optionee an Option to purchase the Common Stock (the "Shares") as set forth in the Notice of Stock Option Grant in Article I above, at the exercise price per Share set forth in the Notice of Stock Option Grant (the "Exercise Price"). Unless there is a conflict between this Stock Option Agreement and the 2000 Plan in respect of any provision or term (in which event the provision or term in this Stock Option Agreement will control), the Option is subject to the terms, definitions and provisions of the 2000 Plan, which are incorporated herein by reference.

      2.    Exercise of Option. The Option is exercisable as follows:

            (a)   Right to Exercise.

                  (i) The Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Stock Option Grant. For purposes of this Stock Option Agreement, Shares subject to this Option shall vest based on Optionee's continued status as a Service Provider.

                  (ii) The Option may not be exercised for a fraction of a Share.

                  (iii) In the event of Optionee's death, disability or other termination of the Optionee's status as a Service Provider, the exercisability of the Option is governed by Sections 5, 6, 7 and 8 of this Article II. (iv) In no event may the Option be exercised after the Expiration Date of the Option as set forth in the Notice of Stock Option Grant in Article I above.

            (b) Method of Exercise. The Option shall be exercisable by written Notice (in the form attached as Exhibit A). The Notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of the 2000 Plan. The Notice must be signed by the Optionee and shall be delivered in person or by certified mail to the Corporate Secretary of the Company. The Notice must be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax. The Option shall be deemed to be exercised
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upon receipt by the Company of such written Notice accompanied by the Exercise
Price and payment of any applicable withholding tax.

            No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

      3. Lock-Up Period. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180?day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop?transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

      4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

            (a)   cash;

            (b)   check;

            (c) with the consent of the Administrator (which consent may be withheld in its sole and absolute discretion) and subject to compliance with applicable law, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator;

            (d) with the consent of the Administrator (which consent may be withheld in its sole and absolute discretion) and subject to compliance with applicable law, property of any kind which constitutes good and valuable consideration; or

            (e) with the consent of the Administrator (which consent may be withheld in its sole and absolute discretion) and subject to compliance with applicable law, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.

      5. Termination of Relationship. If Optionee ceases to be a Service Provider (other than for Cause or by reason of the Optionee's death or the total and permanent disability of the Optionee as defined in Code Section 22(e)(3)), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, shall remain exercisable until the later of (i) two years after the Vesting Commencement Date or (ii) 30 days after Optionee ceases to be a Service Provider. To the extent that the Option is not vested at the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate. If Optionee's status as a Service Provider is terminated for Cause, the Option, whether vested (in whole or in part) or unvested, shall immediately terminate.

      6. Disability of Optionee. If Optionee ceases to be a Service Provider as a result of her total and permanent disability as defined in Code Section 22(e)(3), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, shall remain exercisable until the later of (i) two years after the Vesting Commencement Date or (ii) 12 months from the date Optionee ceases to be a Service Provider. To the extent that
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the Option is not vested as of the date on which Optionee ceases to be a Service
Provider, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

      7. Death of Optionee. If Optionee ceases to be a Service Provider as a result of the Optionee's death, the Option, to the extent vested as of the date of death, shall remain exercisable until the later of (i) two years after the Vesting Commencement Date or (ii) 12 months from the date of death. To the extent that the Option is not vested as of the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate.

      8. Change of Control. Vesting of the Option shall accelerate under Sections 15(d) and 15(e) of the 2000 Plan only if before the events which caused accelerated vesting to occur Optionee had commenced full time, permanent employment as the Company's Chief Executive Officer.

      9. Non-Transferability of Option. The Option may not be transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      10. Term of Option. The Option may be exercised only within the term set forth in the Notice of Stock Option Grant.

                            [Signature page follows]
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      This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

                                             CAPSTONE TURBINE CORPORATION

                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

      OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS STOCK OPTION AGREEMENT, NOR IN THE CAPSTONE TURBINE CORPORATION 2000 EQUITY INCENTIVE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

      Optionee acknowledges receipt of a copy of the 2000 Plan and represents that she is familiar with the terms and provisions thereof. Optionee hereby accepts the Option subject to all of the terms and provisions hereof. Optionee has reviewed the 2000 Plan and this Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Stock Option Agreement and fully understands all provisions of the Stock Option Agreement and the Option granted hereunder. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the 2000 Plan or the Stock Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated: November 21, 2002                ________________________________________
                                        EMILY M. LIGGETT, OPTIONEE


                                        Residence Address:

                                        281 Greenoaks Drive

                                        Atherton, CA  94027
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                                   EXHIBIT A

                          CAPSTONE TURBINE CORPORATION

                                EXERCISE NOTICE

Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA 91311

Attention: Corporate Secretary

      1. Exercise of Option. Effective as of today, Emily M. Liggett, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase ____________shares of the Common Stock (the "Shares") of Capstone Turbine Corporation (the "Company") under and pursuant to the terms of that certain Option granted to me on November 21, 2002 under the Stock Option Agreement of the same date (the "Stock Option Agreement").

      The Stock Option Agreement constitutes a plan separate from the Capstone Turbine Corporation 2000 Equity Incentive Plan (as such plan has been and may be amended from time to time, the "2000 Plan") for all purposes, including with respect to the Company's filing obligations under the Securities Act of 1933, as amended ("Securities Act") on Form S-8. Although the Option granted under the Stock Option Agreement is not granted under the 2000 Plan, it shall be governed, to the extent not inconsistent with the Stock Option Agreement, by terms and conditions identical to those under the 2000 Plan, which are incorporated into the Stock Option Agreement by reference. Optionee agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement.

      Optionee hereby further acknowledges receipt of a copy of the official prospectus for the 2000 Plan. A copy of the 2000 Plan is available upon request made to the Corporate Secretary at the Company's principal offices at 21211 Nordhoff Street, Chatsworth, California 91311.

      2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understands the 2000 Plan and the Stock Option Agreement. Optionee agrees to abide by and be bound by the terms and conditions of the 2000 Plan and the Stock Option Agreement.

      3. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the 2000 Plan. Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares.

      4. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

      5. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon Optionee and her heirs, executors, administrators, successors and assigns.

      6. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the 2000 Plan (the "Administrator"), which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Optionee.
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      7.    Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

      8. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

      9. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Notice.

      10. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.

      11. Entire Agreement. This Exercise Notice, the 2000 Plan (to the extent incorporated into the Stock Option Agreement) and the Stock Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

                            [Signature page follows]
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Submitted by:                              Accepted by:

OPTIONEE:  EMILY M. LIGGETT                Capstone Turbine Corporation


______________________________________     By:__________________________________

                                           Name:________________________________

                                           Title:_______________________________

Residence Address:

281 Greenoaks Drive
Atherton, CA  94027